UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

APARTMENT INCOME REIT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-39686	84-1299717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 South Ulster Street Suite 1700
Denver, Colorado		80237
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 757-8101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Income REIT Corp. Class A Common Stock	AIRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. Results of Operations and Financial Condition.

Apartment Income REIT Corp. (“AIR”), furnishes herewith as Exhibit 99.1 its second quarter 2022 earnings release dated July 28, 2022. AIR will hold its second quarter 2022 earnings conference call on July 29, 2022, at 1:00 p.m. Eastern time. You may join the conference call through an internet webcast accessed through AIR’s website at investors.aircommunities.com. Alternatively, you may join the conference call by telephone by dialing 844-200-6205, or 929-526-1599 for international callers, and using passcode 725302. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin.

If you are unable to join the live conference call, you may access the replay until October 28, 2022, by dialing 866-813-9403, or 204-525-0658 for international callers, and using passcode 519599, or you may access the audiocast replay on AIR’s website at investors.aircommunities.com.

The full text of the earnings release and supplemental schedules are available through AIR’s website at investors.aircommunities.com. The information contained on AIR’s website is not incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Description
99.1	Second Quarter 2022 Earnings Release dated July 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APARTMENT INCOME REIT CORP.

Dated:	July 28, 2022	/s/ Paul Beldin
Paul Beldin Executive Vice President and Chief Financial Officer